Notes to Footnotes

Notes to Footnote 1

Consists of 10,170 shares of common stock and warrants to purchase 503 shares of common stock held by Skyline Venture Partners III, L.P. "SVPIII").

Skyline Venture Management III, LLC is the General Partner of SVPIII & SVPQFIII
and Skyline Venture Management IV, LLC is the General Partner of SVPQFIV. John Freund
and Yasunori Kaneko, as Managing Directors of both General Partner entities may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities. In addition, Eric Gordon is a partner at Skyline Ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power. Each of Drs.
Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

Notes to Footnote 2

Consists of 408,427 shares of common stock and warrants to purchase 20,233 shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund III, L.P. ("SVPQFIII")

Skyline Venture Management III, LLC is the General Partner of SVPIII & SVPQFIII
and Skyline Venture Management IV, LLC is the General Partner of SVPQFIV. John Freund
and Yasunori Kaneko, as Managing Directors of both General Partner entities may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities. In addition, Eric Gordon is a partner at Skyline Ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power. Each of Drs.
Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

Notes to Footnote 3

Consists of 1,399,311 shares of common stock and warrants to purchase
69,327 shares of common stock held by Skyline Venture Partners Qualified
Purchaser Fund IV, L.P. ("SVPQFIV").
Skyline Venture Management III, LLC is the General Partner of SVPIII & SVPQFIII
and Skyline Venture Management IV, LLC is the General Partner of SVPQFIV. John Freund
and Yasunori Kaneko, as Managing Directors of both General Partner entities may be deemed to share voting and dispositive power with respect to all common stock and warrants to purchase common stock held by Skyline affiliated entities. In addition, Eric Gordon is a partner at Skyline Ventures, and as such has influence in the voting and investment power of these shares, although he has no direct power. Each of Drs.
Freund, Kaneko and Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.